Exhibit 99.1

R. R. Donnelley and Sons Company

Segment GAAP to Non-GAAP Operating Income (Loss) and Margin Reconciliation

Quarterly results by segment for the twelve months ended December 31, 2004

$ IN MILLIONS

(UNAUDITED)

During the first quarter of 2005, the Company changed its reportable segments to reflect the new structure of the organization and the manner in which the chief operating decision maker regularly assesses information for decision-making purposes, including the allocation of resources. As a result, the Company’s book, European and Asian operations have been reported in the Publishing and Retail Services segment (previously reported in the Integrated Print Communications segment). This document presents the quarterly information of 2004 in the new segments.

	Publishing and Retail Services	Integrated Print Communications	Forms and Labels	Corporate	Consolidated
Three Months Ended March 31, 2004
Net sales	$845.3	$265.5	$177.9	$—	$1,288.7
Operating expense	788.1	261.9	216.7	70.6	1,337.3

Operating income (loss)	57.2	3.6	(38.8)	(70.6)	(48.6)
Operating margin %	6.8%	1.4%	(21.8)%	nm	(3.8)%

Non-GAAP Adjustments
Restructuring charges	6.7	1.6	3.0	8.6	19.9
Impairment charges	13.4	0.9	—	—	14.3
Integration charges	—	17.5	50.1	0.6	68.2

Total Non-GAAP Adjustments	20.1	20.0	53.1	9.2	102.4

Operating income (loss) before restructuring, impairment and integration charges	$77.3	$23.6	$14.3	$(61.4)	$53.8
Operating margin before restructuring, impairment and integration charges %	9.1%	8.9%	8.0%	nm	4.2%

Depreciation and amortization	53.1	12.5	7.2	6.4	79.2
Capital Expenditures	20.9	4.4	1.0	0.5	26.8

Three Months Ended June 30, 2004
Net sales	$908.2	$517.3	$417.4	$—	$1,842.9
Operating expense	828.1	460.5	387.7	69.1	1,745.4

Operating income (loss)	80.1	56.8	29.7	(69.1)	97.5
Operating margin %	8.8%	11.0%	7.1%	nm	5.3%

Non-GAAP Adjustments
Restructuring charges	21.2	6.5	3.5	9.0	40.2
Impairment charges	1.0	(0.9)	—	—	0.1
Integration charges	—	0.1	0.7	1.8	2.6

Total Non-GAAP Adjustments	22.2	5.7	4.2	10.8	42.9

Operating income (loss) before restructuring, impairment and integration charges	$102.3	$62.5	$33.9	$(58.3)	$140.4
Operating margin before restructuring, impairment and integration charges %	11.3%	12.1%	8.1%	nm	7.6%

Depreciation and amortization	53.8	24.1	15.1	11.1	104.1
Capital Expenditures	41.2	13.7	2.4	5.4	62.7

Three Months Ended September 30, 2004
Net sales	$993.6	$500.7	$418.7	$—	$1,913.0
Operating expense	838.0	446.9	384.0	53.8	1,722.7

Operating income (loss)	155.6	53.8	34.7	(53.8)	190.3
Operating margin %	15.7%	10.7%	8.3%	nm	9.9%

Non-GAAP Adjustments
Restructuring charges	1.7	2.8	8.7	1.6	14.8
Impairment charges	0.9	0.7	0.8	—	2.4
Integration charges	—	1.4	0.6	2.4	4.4

Total Non-GAAP Adjustments	2.6	4.9	10.1	4.0	21.6

Operating income (loss) before restructuring, impairment and integration charges	$158.2	$58.7	$44.8	$(49.8)	$211.9
Operating margin before restructuring, impairment and integration charges %	15.9%	11.7%	10.7%	nm	11.1%

Depreciation and amortization	53.4	24.1	15.7	7.5	100.7
Capital Expenditures	32.2	11.1	3.7	7.0	54.0

Three Months Ended December 31, 2004
Net sales	$1,143.3	$528.6	$439.9	$—	$2,111.8
Operating expense	972.6	468.7	417.6	32.9	1,891.8

Operating income (loss)	170.7	59.9	22.3	(32.9)	220.0
Operating margin %	14.9%	11.3%	5.1%	nm	10.4%

Non-GAAP Adjustments
Restructuring charges	0.6	3.6	5.4	0.5	10.1
Impairment charges	0.8	1.2	3.6	—	5.6
Integration charges	0.4	2.1	1.1	2.0	5.6

Total Non-GAAP Adjustments	1.8	6.9	10.1	2.5	21.3

Operating income (loss) before restructuring, impairment and integration charges	$172.5	$66.8	$32.4	$(30.4)	$241.3
Operating margin before restructuring, impairment and integration charges %	15.1%	12.6%	7.4%	nm	11.4%

Depreciation and amortization	52.8	23.5	16.7	8.5	101.5
Capital Expenditures	100.2	9.3	7.3	4.9	121.7

Twelve Months Ended December 31, 2004
Net sales	$3,890.4	$1,812.1	$1,453.9	$—	$7,156.4
Operating expense	3,426.8	1,638.0	1,406.0	226.4	6,697.2

Operating income (loss)	463.6	174.1	47.9	(226.4)	459.2
Operating margin %	11.9%	9.6%	3.3%	nm	6.4%

Non-GAAP Adjustments
Restructuring charges	30.2	14.5	20.6	19.7	85.0
Impairment charges	16.1	1.9	4.4	—	22.4
Integration charges	0.4	21.1	52.5	6.8	80.8

Total Non-GAAP Adjustments	46.7	37.5	77.5	26.5	188.2

Operating income (loss) before restructuring, impairment and integration charges	$510.3	$211.6	$125.4	$(199.9)	$647.4
Operating margin before restructuring, impairment and integration charges %	13.1%	11.7%	8.6%	nm	9.0%

Depreciation and amortization	213.1	84.2	54.7	33.5	385.5
Capital Expenditures	194.5	38.5	14.4	17.8	265.2

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.